Exhibit 99.2

Workiva Announces Upsize and Pricing of Private Offering of $625 Million of 1.250% Convertible Senior Notes

NEW YORK – August 14, 2023 – Workiva Inc. (NYSE: WK), the world’s leading cloud platform for assured, integrated reporting, today announced the pricing of its offering of $625 million principal amount of its 1.250% Convertible Senior Notes due 2028 (the “2028 Notes”) through a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). The aggregate principal amount of the offering was increased from the previously announced offering size of $525 million (or $600 million if the initial purchaser exercises its option to purchase additional notes in full). Workiva also granted the initial purchaser an option to purchase, for settlement within a 13-day period from, and including, the date the 2028 Notes are first issued, up to an additional $100 million principal amount of the 2028 Notes. The offering is expected to close on August 17, 2023, subject to customary closing conditions.
The 2028 Notes will be senior unsecured obligations of Workiva, and interest will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2024. The 2028 Notes will mature on August 15, 2028. The 2028 Notes will not be redeemable at Workiva’s option prior to August 21, 2026. Workiva may redeem all or any portion (subject to certain minimum liquidity conditions) of the 2028 Notes, at Workiva’s option, on or after August 21, 2026, if the last reported sale price of Workiva’s Class A common stock (the “common stock”) has been at least 130% of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period (including the trading day immediately preceding the date on which Workiva provides notice of redemption) at a redemption price equal to 100% of the principal amount of the 2028 Notes to be redeemed, plus accrued and unpaid interest.
The 2028 Notes will be convertible, at the option of holders, into cash, shares of common stock or a combination of cash and shares of common stock at Workiva’s election at an initial conversion rate of 7.4690 shares of common stock per $1,000 principal amount of the 2028 Notes, which is equivalent to an initial conversion price of approximately $133.89 per share and represents a conversion premium of approximately 30% to the last reported sale price of Workiva’s Class A common stock on the New York Stock Exchange on August 14, 2023.
Prior to the close of business on the business day immediately preceding May 15, 2028, the 2028 Notes will be convertible at the option of the holders only upon the satisfaction of certain conditions and during certain periods. Thereafter, until the close of business on the business day immediately preceding the maturity date, the 2028 Notes will be convertible at the option of the holders at any time regardless of these conditions. If Workiva undergoes a fundamental change (as defined in the indenture governing the 2028 Notes), holders of the 2028 Notes may require Workiva to purchase for cash all or part of their 2028 Notes at a purchase price equal to 100% of the principal amount of the 2028 Notes to be purchased, plus accrued and unpaid interest, if any, up to, but excluding, the fundamental change purchase date. In addition, if certain make-whole fundamental changes occur or if the 2028 Notes are subject to redemption, Workiva will, in certain circumstances, increase the conversion rate for any 2028 Notes converted in connection with such make-whole fundamental change or any 2028 Notes called or deemed called for redemption that are converted during the related redemption period.

Workiva estimates that the net proceeds from the offering will be approximately $615 million (or approximately $714 million if the initial purchaser exercises in full its option to purchase additional notes), after deducting fees and estimated expenses. Workiva intends to use approximately $397 million of the net proceeds from the offering of the 2028 Notes to repurchase a portion of its 1.125% Convertible Senior Notes due 2026 (the “2026 Notes”) as described below. Workiva intends to use the remaining net proceeds for working capital and other general corporate purposes, as well as the acquisition of, or investment in, complementary products, technologies, assets, solutions, or businesses, although Workiva has no present commitments or agreements to enter into any such transactions.
Contemporaneously with the pricing of the 2028 Notes in the offering, Workiva entered into separate and individually negotiated transactions with certain holders of the 2026 Notes, which were effected through the initial purchaser or its affiliate, to repurchase approximately $274 million in aggregate principal amount of the 2026 Notes for approximately $397 million in cash, which amount includes accrued and unpaid interest on the 2026 Notes to be repurchased. Holders of the 2026 Notes that are repurchased in the concurrent repurchases described above and that have hedged their equity price risk with respect to such 2026 Notes may enter into or unwind various derivatives with respect to the common stock (including entering into derivatives with the initial purchaser of the 2028 Notes or its respective affiliates) and/or purchase shares of common stock concurrently with or shortly after the pricing of the 2028 Notes. This activity could increase (or reduce the size of any decrease in) the market price of the common stock, including concurrently with the pricing of the 2028 Notes, resulting in a higher effective conversion price of the 2028 Notes.
The 2028 Notes are being offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Act. Neither the 2028 Notes nor any shares of common stock issuable upon conversion of the 2028 Notes have been or will be registered under the Act or under any state securities laws or laws of any foreign jurisdiction, and may not be offered or sold in the United States or to U.S. persons without registration under, or an applicable exemption from the registration requirements of, the Act. This announcement does not constitute an offer to sell, nor is it a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, whether Workiva will be able to consummate the offering of 2028 Notes, the final terms of such offering, the satisfaction of customary closing conditions with respect to the offering, prevailing market conditions and the anticipated use of net proceeds. Forward-looking statements may be identified by the use of the words “may,” “will,” “expect,” “intend,” and other similar expressions. These forward-looking statements are based on estimates and assumptions by Workiva’s management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks. Actual results may differ materially from those anticipated or predicted by Workiva’s forward-looking statements.
For more information on these and other risks affecting Workiva’s business, please refer to the “Risk Factors” sections included in Workiva’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in Workiva’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023. The forward-looking statements contained in this news release are made as of the date hereof, and Workiva does not assume any obligation to update such statements.

About Workiva
Workiva Inc. (NYSE:WK) is on a mission to power transparent reporting for a better world. We build and deliver the world’s leading cloud platform for assured, integrated reporting to meet stakeholder demands for action, transparency, and disclosure of financial and non-financial data. Workiva offers the only unified SaaS platform that brings customers’ financial reporting, Environmental, Social, and Governance (ESG), and Governance, Risk, and Compliance (GRC) together in a controlled, secure, audit-ready platform. Our platform simplifies the most complex reporting and disclosure challenges by streamlining processes, connecting data and teams, and ensuring consistency.

###
Investor Contact:		Media Contact:
Mike Rost		Darcie Brossart
Workiva Inc.		Workiva Inc.
investor@workiva.com		press@workiva.com